EXHIBIT 5.5

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT is made and entered March 11, 1998, by and between (i) L&M MONTGOMERY CORPORATION, a Maryland Corporation (the "General Partner") and THOMAS C. MARTEL, ROBERT C. LEVIN and MAURY LEVIN (the "Limited Partners") who are all of the general and limited partners (collectively, the "Partners") of L and M Development Company Limited Partnership, a Maryland limited partnership (the "Partnership") (the Partners sometimes hereinafter referred to collectively as "Contributors"), and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter referred to as "FWRLP").

                              W I T N E S S E T H:

          WHEREAS, the Partners own all of the partnership interests (the "Partnership Interests") of the Partnership, and

         WHEREAS, the Partnership is the record and beneficial owner of that certain parcel of real property containing approximately 841 acres of land as more particularly described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as Elkridge Corners Shopping Center located in Howard County, Maryland, and containing approximately 73,921 square feet of leasable area and all other buildings and improvements situated thereon (collectively, the "Building"), and all personal property and fixtures located therein (other than that owned by tenants) (the "Personalty"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Contributors and FWRLP desire to enter into this Agreement relating to the contribution by certain Contributors to FWRLP of their Partnership Interests in exchange for certain interests in FWRLP.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Contribution. Subject to the terms and conditions set forth in this Agreement, Contributors and FWRLP agree to the contribution by Contributors to FWRLP (the "Contribution") of all of the Partnership Interests.

         2.       Consideration.


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                  (a) In  consideration  of the  Contribution of the Partnership
Interests, FWRLP shall issue common limited partnership units of FWRLP (the "Units") in an aggregate amount calculated as follows: Eight Million One Hundred Thousand Dollars ($8,100,000.00) less the outstanding and unpaid principal balance of the Principal Mutual Loan (as defined below) at the Closing, with the number of Units determined by dividing the consideration payable to the Contributors receiving Units by a price per Unit (the "Unit Price") equal to the lesser of (i) $25.50, or (ii) the average closing price of the common stock of First Washington Realty Trust, Inc. (the "REIT") for the five (5) business days immediately preceding the Closing Date, rounded to the nearest one (1). FWRLP will issue the Units to the Contributors in accordance with the schedule set forth as Exhibit Q attached hereto.

                  (b) At Closing, the Partnership Interests shall be contributed to FWRLP with the Property then being subject to the indebtedness, lien and operation of the Provident Mutual Loan, including without limitation the Mortgage (as defined below).

                  (c) (i) The Property is presently encumbered by a Deed of Trust and Security Agreement ("Mortgage") from the Partnership, as debtor, for the benefit of Provident Mutual Life Insurance Company, as secured party (the "Lender"), which Mortgage secures an original principal indebtness of $6,250,000.00 with interest thereon payable over the term thereof (which ends on October 17, 2010) at a fixed interest rate of 8.625% per annum, as evidenced by a Note from the Partnership to Lender ("Note"). The Mortgage and Note and all documents and instruments executed in connection therewith are collectively referred to as the " Provident Mutual Loan." The Provident Mutual Loan requires equal monthly installments of principal and interest in the amount of the $_________ per month. The outstanding principal balance under the Provident Mutual Loan as of December 31, 1997 is approximately $5,970,578.00. Copies of the Mortgage and Note are attached hereto as Exhibits N and O, respectively.

          (ii) FWRLP's obligations under this Agreement shall be expressly contingent on the condition that FWRLP receive by Closing a letter (the "Letter") from Lender (i) consenting to the Contribution of the Partnership Interests and such modifications to the Loan as FWRLP shall determine are necessary, (ii) confirming that the Provident Mutual Loan is as described above, (iii) certifying that, to the best knowledge of the Lender, there is no default or event which with notice or lapse of time, or both, would constitute a default under the Provident Mutual Loan. At Closing, the Contributors shall execute an estoppel certificate in favor of FWRLP certifying that, to the best knowledge of the Contributors, there is no default, or event of default which with notice or lapse of time, or both, would constitute a default under the Provident Mutual Loan. The Contributors shall reasonably cooperate with FWRLP in its efforts to obtain such Letter from Lender before the end of the Feasibility Period (as defined below). FWRLP shall be responsible for all costs charged by the Lender in connection with such consents. If such Letter is not received by FWRLP by Closing or if Lender

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denies its consent or if Lender's Letter is other than as set forth above and is not acceptable to FWRLP, FWRLP shall have the right, at its sole election, to terminate this Agreement by giving written notice thereof to Contributors, whereupon the Deposit (as defined below), together with interest thereon, shall be returned to Contributors and neither party shall have any further liability to the other.

                  (d) The Contributors and FWRLP will settle any pro rations and closing adjustments as provided in this Agreement as follows: (i) if Contributors owe the same, on a net basis, to FWRLP, through a reduction in Units in an amount equal to the net adjustment divided by the Unit Price, rounded to the nearest one (1), to be delivered at the Closing, and (ii) if FWRLP owes the same, on a net basis, to Contributors, through additional Units in an amount equal to the net adjustment divided by the Unit Price, rounded to the nearest one (1), to be delivered at the Closing. Contributors acknowledge and agree that the Units will not be redeemable for cash or exchangeable for common stock of the REIT for a period of thirteen (13) months after their issuance, all as more fully discussed in the Confidential Information Statement (as hereinafter defined), as may be supplemented through the Closing Date, provided that any such supplement will not materially adversely affect the Contributors.

                  (e) Notwithstanding any provision hereof to the contrary, the Contribution of the Partnership Interests to FWRLP by the Contributors who receive Units as set forth herein shall constitute a "Capital Contribution" within the meaning of the FWRLP Partnership Agreement and is intended, to the fullest extent possible, to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and all parties to this Agreement will report the transaction evidenced hereby consistently with this Section 2(e). Since the Contribution of the Partnership Interests to FWRLP will terminate the Partnership for federal income tax purposes, FWRLP agrees that the Contributors shall have the right and obligation to file final tax returns for the Partnership as of the Closing Date.

         3.       Deposit.

                  (a) Within two (2) business days after the date of delivery to FWRLP of an original of this Agreement executed by Contributors together with completed Exhibits hereto (the date of such delivery by Contributors being the "Acceptance Date"), FWRLP shall deliver to the Title Company, as escrow agent, a deposit (together with interest earned thereon, the "Deposit") of Fifty Thousand Dollars ($50,000.00 ) by check payable to the Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company").

                  (b) Within two (2) business days after the end of the Feasibility Period (as defined in Section 14(b)), Purchaser shall deliver to the Title Company, as escrow agent, an additional deposit (the "Additional Deposit") of Fifty Thousand Dollars ($50,000.00) by check payable to the Title Company.

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                  (c) The Initial Deposit and Additional Deposit and all accrued interest thereon are hereinafter referred to collectively as the "Deposit." The Title Company will immediately provide Contributors with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within two (2) business days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit pursuant to this Agreement. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (d) In the event that, at any time prior to Closing, either of the General Partners or FWRLP provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Contributors or FWRLP, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute. Any payment of the Deposit to the Contributors shall be made by certified check payable to the Partnership or wire transfer.

                  (e) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. The General Partners and FWRLP shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.

         4. Closing. Except as otherwise provided in this Agreement, the Contribution contemplated herein shall be consummated at the "Closing" (sometimes hereinafter referred to as the "Closing"), which shall take place on the date (the "Closing Date") specified by FWRLP on not less than five (5) business days notice to Contributors, provided that the Closing Date shall not be later than fifteen (15) business days after the end of the Feasibility Period; provided, however, that if the Lender has not completed all documentation consenting to the contribution of the Partnership Interests by such date, then the Closing Date shall be extended for such reasonable time period as is required to complete same, provided that such extension does not exceed forty-five (45) days. The Closing shall take place at the offices of First Washington Realty Limited Partnership, 4350 East-West Highway, Suite 400,

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Bethesda,  Maryland 20814, or at such other place as may mutually agreed upon by
Contributors and FWRLP.

         5. Representations and Warranties of Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, each Contributor for such Contributor only and for no other Contributor makes the following representations and warranties, each of which is material and shall survive Closing without limitation, notwithstanding any investigation at any time made by or on behalf of FWRLP:

                  (a) Authority. Such Contributor has the rights, power and authority to enter into this Agreement and to contribute its Partnership Interests in accordance with the terms and conditions of this Agreement. Except for the consents required under the Provident Mutual Loan, no consents of any persons other than those executing this Agreement as a Contributor are required for such execution or to cause such Contributor to consummate the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Provident Mutual Loan, conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such Contributor is a party or by which such Contributor is bound, or (ii) subject to any approval required under the Provident Mutual Loan, violate any restriction, requirement, covenant or condition to which such Contributor is subject or by which such Contributor is bound.

                  (c)  Ownership  of  Interests.   Such   Contributor  owns  the
Partnership Interest owned by such Contributor, as set forth in Exhibit P hereto, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments other than the provisions of the Partnership Agreement. Upon the contribution of such Contributor's Partnership Interest to FWRLP or its designee(s), FWRLP will receive good and absolute title thereto, free from all liens, charges, encumbrances, restrictive agreements and assessments whatsoever other than the provisions of the Partnership Agreement. Such Contributor hereby waives, with respect to the contribution contemplated by this Agreement, any "right of refusal" or other restriction on transfer set forth in the Partnership Agreement. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Partnership Interest of such Contributor.


                                       -5-

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                  (d)      Securities Law Matters.

          (i) Such Contributor who shall receive the Units is now or, at the time of Closing, will be, an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Such Contributor's primary residence or principal place of business is in the State of Maryland;

          (iii) Such Contributor is acquiring the Units for such Contributor's account for investment purposes only and not with a view to distribution;

          (iv) Taking into account the information and resources such Contributor can practically bring to bear on the acquisition of the Units in FWRLP contemplated hereby, such Contributor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Units, including investments in securities issued by FWRLP, and has requested, received, reviewed and considered all information such Contributor deems relevant in making an informed decision to acquire the Units (including the Confidential Information Statement attached hereto which contains the First Amended and Restated Agreement of Limited Partnership of FWRLP and any Amendments thereto (the "Partnership Agreement"), except that the Partnership Agreement has been further amended solely to reflect exchanges of Units for shares of the REIT's common stock (the "Common Stock") by holders of such Units in accordance with the terms of the Partnership Agreement);

          (v) Such Contributor will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of ) any of the Units except in compliance with the Securities Act and the rules and regulations promulgated thereunder and with the terms and conditions of the Partnership Agreement;

          (vi) Such Contributor acknowledges that the Units to be issued must be held unless and until they are subsequently registered under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale;

          (vii) Prior to the issuance of the Units, such Contributor will execute all such other documents and instruments as may be reasonably necessary to allow FWRLP to comply with federal and state securities law requirements with respect to the issuance of the Units and to comply with the terms of the Partnership Agreement; and

          (viii) Such Contributor acknowledges and agrees that the Units to be issued hereunder shall not be redeemable for cash or exchangeable for Common Stock for a period of thirteen (13) months from and after the date of issuance to such Contributor.

                  (e) No Contributor is a person other than a United States person within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code or of any other provision of law.

         6. Representations and Warranties of the General Partners. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, the Contributors, jointly and severally, hereby make the following representations and warranties as of the date hereof, each of which is material and shall survive Closing for a period of one (1) year (unless expressly provided that it will survive Closing without such limitation), notwithstanding any investigation at any time made by or on behalf of FWRLP:

                  (a) Authority. The Partnership is a limited partnership duly organized and in good standing under the laws of the State of Maryland. The copy of the Partnership' s Partnership Agreement and all Amendments thereto (collectively, the "Partnership Agreement") including all Certificates of Limited Partnership and all Amendments thereto and the list of all the Partners along with their individual Partnership Interests, attached hereto an Exhibit P, is a true, correct and complete copy thereof. Notwithstanding anything to the contrary, the representations and warranties contained in this Section 6(a) shall survive Closing without being subject to the one year limitation.

                  (b) Title. The Partnership is the sole owner of fee simple title to the Property.

                  (c) Compliance with Existing Laws. To the Contributors' actual knowledge and except as set forth on Exhibit D attached hereto, (i) the Partnership is not in material violation of, and has materially complied with, any and all applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof, and (ii) the Partnership possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by the Partnership.

         (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases"), have been delivered to FWRLP. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases, which is true and correct

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in all material  respects.  There are no leases or tenancies of any space in the
Property other than those set forth in Exhibit B or, to the Contributors' knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this Agreement:

          (i) The Leases are in full force and effect and to the best of the Contributors' knowledge constitute a legal, valid and binding obligation of the respective tenants;

          (ii) no tenant has an option to purchase the Property or any portion thereof;

          (iii) no renewal or expansion options have been granted to the tenants, except as provided in the Leases;

          (iv) to the best of the Contributors' knowledge, the Partnership is not in default under any of the Leases;

                            (v) the  rents set  forth on the Rent  Schedule  are
                  being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty
                  (30) days in advance;

          (vi) all work for tenant alterations and other work or materials contracted for by the Partnership and any tenant has been completed by the Partnership, and all work and materials have been fully paid for or will be paid for by Closing except as indicated on Exhibit B;

          (vii) the Partnership has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of the Contributors' knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

          (ix) no action or proceeding instituted against the Partnership by any tenant is presently pending in any court; and

          (x) there are no security deposits other than those set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to FWRLP. Except in the case of a default by the vendor under a specific Service Contract, no Service Contract will be terminated, amended, modified or supplemented prior to the Closing

Date without FWRLP's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed (except that any management and leasing agreements shall be terminated as of Closing).

                  (f) Tax Bills. The Contributors have delivered true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to the Partnership with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. The Property is insured for its replacement cost against loss or damage sustained as a result of fire or other casualty and the Partnership has rent loss insurance in place for the Property. Attached hereto as Exhibit E is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the Property. The Contributors shall maintain in full force and effect all such policies until the Closing Date, and shall cause the Partnership's insurer to name FWRLP as an additional insured as a contract party on its rent loss policy with respect to the Property.

                  (h) Possession of Property. Possession of the Property shall be delivered to FWRLP at Closing in its "as is, where is" condition as of the date of FWRLP's execution of this Agreement, subject to normal wear and tear and damage by fire or other casualty and the effect of condemnation (subject to Section 13 herein) excepted.

                  (i) Tenant Estoppels. The Contributors represent and warrant that they shall use reasonable good faith efforts to obtain and deliver to FWRLP a tenant estoppel letter from each tenant in substantially the form attached hereto as Exhibit F (or in such form as required by FWRLP's mortgage lender) from each of the tenants of the Property confirming the information set forth in the Rent Schedule attached as Exhibit B hereto.

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the Contributors' knowledge, threatened against the Property or any part thereof, and neither the Partnership nor the Contributors has made any commitments to or received any written notice, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. Except as set forth on Exhibit G hereto, no litigation is pending or, to the best of the Contributors' knowledge, threatened against the Partnership, including administrative actions or orders against the Partnership relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof as contemplated herein, other than those being defended by the Partnerships' liability insurers.

                  (l) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Provident Mutual Loan, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Partnership is a party or by which the Partnership or the Property is bound, (ii) subject to the approval required under the Provident Mutual Loan, violate any restriction, requirement, covenant or condition to which the Partnership is subject or by which the Partnership or the Property is bound, or (iii) result in the cancellation of any contract or lease pertaining to the Property. The representations and warranties set forth in this Section 6(l) shall survive Closing without being subject to the one year limitation.

                  (m)      [Intentionally Omitted].

                  (n) Separate Tax Lot and Subdivision. To the best of the Contributors' knowledge, the Land is the subject of a separate subdivision, and the Land is assessed for tax purposes as a separate and distinct parcel.

                  (o) Hazardous Waste. Except as set forth in the environmental reports previously delivered to FWRLP, the Contributors have no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. To the best of the Contributors' knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. To the Contributors' knowledge, the Building is totally free of friable asbestos requiring remediation.

                  (p) Certificates of Occupancy. The Partnership will not amend any certificates of occupancy for the Property and will maintain them in full force and effect to the extent that the Partnership is responsible for them. .

                  (q) Licenses and Permits. The Contributors have received no notice, nor have any knowledge, that the Partnership is lacking any required permit or license issued by applicable governmental authorities for operation, maintenance or ownership of the Property ("Licenses").

                  (r) Operating Statements. Attached hereto as Exhibit H are true and correct operating statements of the Property for 1994, 1995, 1996 and 1997. Also attached as Exhibit H is a copy of the 1998 operating budget for the Property.

                  (s) Utilities. To the best of Contributors' knowledge, adequate, usable public sewers, public water facilities, gas and/or electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property.

                  (t) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property") owned by the Partnership, if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (u) Leasing Commissions. At Closing there shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property, except as shown on Exhibit K hereto.

                  (v) Partnership Liabilities. Except for (i) the obligations and liabilities of the Partnership which FWRLP is taking the Partnership Interests subject to under Section 2 (c) above, and (ii) any accrued liabilities and obligations of the Partnership which are being adjusted at Closing pursuant to Section 12 of this Agreement pursuant to Service Contracts set forth on Exhibit C hereto, the Partnership shall not have any liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, the Partnership has not received notice of any, and to the best of the knowledge of the Contributors, there is, as of the date of execution of this Agreement, no basis for any, claim against (or liability of) the Partnership arising from the business done, transactions entered into or other events occurring prior to the Closing Date other than the obligations and liabilities described in the preceding sentence.

                  (w) Partnership for Tax Purposes. The Partnership is, and at all times has been, properly treated as a partnership for Federal Income Tax purposes, and not as an "association" or "publicly traded partnership" taxable as a corporation. The foregoing representation shall survive Closing without being subject to the one year limitation.

                  (x) Taxes. The Partnership has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Federal, State and local taxes (collectively "Taxes") required to be filed by it through the date hereof and will timely file any such returns required to be filed by it on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of the Partnership in respect of periods prior to the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the Partnership has no material liability for Taxes in excess of the amounts so paid. All Taxes that the Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of the Partnership's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of the Partnership have been claimed, proposed or assessed by any taxing or other governmental authority against the Partnership. There are no pending or, to the best of knowledge of the Contributors, threatened audits, investigations or claims for or relating to any material additional liability to the Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgement of the Contributors or their counsel, is likely to result in a material additional liability for Taxes. There are no liens for taxes (other than for current taxes not yet due and payable) on any of the assets of the Partnership. The foregoing representations and covenants contained in this Section 6(x) shall survive Closing without being subject to the one year limitation.

         7. Obligations of Contributors Pending Closing. From and after the date of this Agreement through the Closing Date, Contributors covenant and agree as follows:

                  (a) Maintenance and Operation of Premises. The General Partner will cause the Property to be maintained in its present order and condition, normal wear and tear, and damage by fire or other casualty (subject to Section
12) excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear and damage by fire or other casualty (subject to Section 12), be in substantially the same physical condition on the Closing Date as on the date hereof.

                  (b) Licenses. The General Partner shall use their commercially reasonable efforts to preserve in force all Licenses and to cause those expiring to be renewed.

                  (c) Changes in Representations. The Contributors shall notify FWRLP promptly, and FWRLP shall notify the Contributors promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. The Contributors and the Partnership shall not, without FWRLP's prior written consent (which consent shall not be unreasonably withheld), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. If FWRLP does not respond within five (5) business days of written request for consent from the Contributors, FWRLP shall be deemed to have consented to such request. After the end of the Feasibility Period and prior to Closing, Contributors shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property.

                  (e) Obligations as to Provident Mutual Loan. The Contributors shall not, without FWRLP's prior written consent, (i) prepay, or permit the Partnership to prepay, the Provident Mutual Loan, or (ii) modify or amend, or permit the Partnership to modify or amend, any of the documents evidencing or securing the Provident Mutual Loan or otherwise entered into in connection with the Provident Mutual Loan. Prior to Closing, the Contributors and the Partnership shall make, or cause the Partnership to make, all payments required to be made under the Provident Mutual Loan when due, shall perform, or cause the Partnership to perform, all obligations under the Provident Mutual Loan and shall keep, and cause the Partnership to keep, the Provident Mutual Loan free from default.

         8. Representations and Warranties of FWRLP. In order to induce Contributors to enter into this Agreement and to contribute the Partnership Interests to FWRLP, FWRLP, and, as to Sections 8(a), 8(b), 8(e), 8(f) and 8(g), First Washington Realty Trust, Inc ("REIT") hereby make the following representations and warranties as of the date hereto, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Contributors:

                  (a) Authority of FWRLP and the REIT. FWRLP is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Subject to the approval of the Board of Directors of the REIT as set forth in Section 9(a)(ix), FWRLP and the REIT have all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. Subject to the approval of the Board of Directors of the REIT as set forth in Section 9(a)(ix), this Agreement is the valid and binding obligation of FWRLP and the REIT, enforceable against each of them in accordance with its terms.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which FWRLP or the REIT is a party, (ii) violate any restriction, requirement, covenant or condition to which the FWRLP or the REIT is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

                  (c) Vacant Space. FWRLP hereby further agrees that if any rentable space in the Property is vacant on the Closing Date, FWRLP shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by the Contributors or the Partnership in violation of any restrictions contained in this Agreement.
                  (d) Disclosure Documents. Attached hereto as Exhibit L is a true and correct copy of the Confidential Information Statement, as may be supplemented through the Closing Date provided that any such supplement will not materially adversely affect the Contributors. The FWRLP Partnership Agreement (including the Certificate of Limited Partnership), as contained in the Confidential Information Statement, has not been amended or modified through the date hereof except as set forth in Exhibit L, and, to the knowledge of FWRLP, no default or condition which, with the passage of time or the giving of notice could become a default, exists on the part of any party thereunder.

                  (e) Issuance of Units. The FWRLP Partnership Agreement provides, or prior to Closing will provide, for the issuance of the Units. The Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance will have been, duly authorized for issuance by FWRLP to Contributors, and on the date of their issuance will be validly issued, fully paid and non-assessable.

                  (f) Partnership Capitalization. The FWRLP Partnership Agreement (i) is the only agreement among the partners of FWRLP relating to the organization, operation, or management of FWRLP, (ii) is in full force and effect, and (iii) has not been amended or modified through the date hereof except as set forth in Exhibit L hereto and except for certain exchanges of common units and issuance of additional common units. Upon the Closing, good, valid and marketable title to the Units shall be vested in the Contributors free and clear of any limitation, lien, claim, charge, pledge or encumbrance (except as provided in the FWRLP Partnership Agreement and in this Agreement).

                  (g) Tax Matters. To the best of FWRLP's knowledge, all federal, state, local and foreign tax returns and information statements required to be filed by or on behalf of FWRLP or for which FWRLP may have any liability have been duly and timely filed (or requests for extensions have been timely filed, granted and have not expired). To the best of FWRLP's knowledge as of the date hereof, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to FWRLP.

                  (h) Financial Information. The financial statements of FWRLP and the REIT (including the notes thereto) included in the Confidential Information Statement, as supplemented through the date hereof, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in any such registration statement or periodic report, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Since the date of the most recent financial statements included in the Confidential Information Statement, as supplemented through the date hereof, there has been no material adverse change, when considered as a whole, in the financial condition of FWRLP or the REIT.

         9.       Conditions Precedent to Closing.

                  (a) It shall be a condition precedent of FWRLP's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

                            (i) Representations  and Warranties.  Subject to the
                  provisions of Section 7(c), Contributors' representations and warranties hereunder shall be true and correct in all material respects in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

                           (ii) Zoning. No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists on the date of FWRLP's execution of this Agreement.

                           (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, without exception for mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

          (A) the lien of current real estate taxes and special assessments not yet due and payable; and

          (B) such other matters which are listed on Exhibit J attached hereto. Notwithstanding anything to the contrary contained in this paragraph (B), the General Partner, at or prior to Closing, shall cause to be satisfied and released of record all mortgages, deeds of trust, financing statements, judgments, liens and other matters that may be satisfied by payment of a liquidated sum and that first appears of record after the date hereof, other than the Provident Mutual Mortgage.

                           (iv) Existing Mortgages.  Seller shall have delivered
                  to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property, other than the Provident Mutual Mortgage (collectively, the "Existing Mortgages").

                            (v)     [Intentionally Omitted].

                           (vi) Leasing Brokerage/Property Management Agreements. The General Partner shall have terminated, or cause the Partnership to terminate, any and all leasing brokerage agreements and property management agreements with respect to each Property effective as of the

                  Closing. All responsibility for dealings with any such brokers and agents, including the payment of any claims (if deemed warranted by the Contributors), shall be the sole responsibility of the Contributors. The Contributors agree that they will indemnify and hold FWRLP, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees or by the Partnership in connection with any outstanding and/or contingent leasing commissions or fees or management fees. Notwithstanding anything to the contrary, the indemnity set forth in this subsection 9(a)(vi) shall survive Closing without limitation.

                           (vii) Performance by Contributors. Contributors shall
                  have complied with and not be in breach of any of their covenants or obligations under this Agreement.

                           (viii)  Tenant  Estoppels.  FWRLP shall have received
                  (a) a tenant estoppel letter in substantially the form attached hereto as Exhibit F (or in such form and from such tenants as required by FWRLP's mortgage lender) from, at a minimum, tenants satisfying the requirements described on Exhibit F-1, confirming the information set forth in the Leases and the Rent Schedule attached hereto as Exhibit B for such tenants and containing no material changes therefrom, and
                  (b) any subordination and attornment agreements required by the Lender.

                           (ix) FWRT Board  Approval.  The Board of Directors of
                  FWRT shall have approved this Agreement and the transactions contemplated hereby. In the event that the aforesaid condition is not satisfied by the end of the Feasibility Period, FWRLP may elect to terminate this Agreement by giving Contributors written notice thereof within one (1) day after the end of the Feasibility Period in which event the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have any further obligations nor liabilities to the other.

                  (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, FWRLP shall notify Contributors in writing, and if Contributors do not correct such failure (if valid) within five (5) business days after such notice, then FWRLP, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and, except as otherwise provided in
Section 17 hereof, neither party shall have any further obligations or liabilities to the other; or (b) proceed to Closing and, if a default, avail itself of any legal or equitable remedy FWRLP may have, except as to any default of Contributors waived in writing by FWRLP or deemed to be waived pursuant to the provisions of this Agreement on or before the Closing Date; or (c) extend the Closing Date for such reasonable time period as may be determined by FWRLP (but in no event for more than one (1) month from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

                  (c) In the event FWRLP elects to consummate  the Closing under this Agreement despite the failure (which was actually known to FWRLP) of any representation or warranty of the Contributors herein contained to be true and correct in all material respects at the time of Closing, then unless Contributors expressly agree in writing to the contrary at the time of Closing, FWRLP shall be deemed to have waived any claims against Contributors arising out of such failure (provided that such failure was not due to the willful misconduct or bad faith of Contributors), and, in such event, Contributors shall have no post-Closing liability to FWRLP with respect thereto.

         10. Contributors' Deliveries. At the Closing the following documents, each dated on the Closing Date, shall be delivered to FWRLP:

                  (a) a Contribution and Assumption Agreement ("Assignment") and an Amendment to the Partnership Agreement ("Amendment") and Limited Partnership Certificate, in a recordable from, reasonably satisfactory to FWRLP and the Contributors, setting forth the assignment by each of the Contributors of their Partnership Interest and its withdrawal from the Partnership and the substitution of FWRLP and /or its designee(s) as partners of the Partnership, which Amendment shall be executed and acknowledged by all the Contributors; at FWRLP's option, such Assignment and Amendment may contain such other amendments of the Partnership Agreement as shall be determined by FWRLP, provided that the Contributors shall execute such Assignment and Amendment solely for the purpose of (a) assigning their respective Partnership Interests to FWRLP or its designee(s), and (b) withdrawing from the Partnership.

                  (b) a release from each Contributor releasing the Partnership and FWRLP (and its designee(s)) as partners of the Partnership from any obligations and liabilities with respect to the original formation of the Partnership, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date (including, without limitation, liability arising from any breach by any of the Contributors).

                  (c) An opinion of counsel for Contributors, in from and substance reasonably acceptable to counsel for FWRLP, to the effect that:

                           (i) The  Partnership  is a duly organized and validly
                  existing  in good  standing  under  the  laws of the  State of
                  Maryland:

          (ii) The execution and delivery of this Agreement and all other agreements delivered in connection herewith or at the Closing, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and all other agreements delivered in connection herewith or at the Closing will not conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Partnership is a party or by which the Partnership is bound (and of which counsel has knowledge) (other than the Provident Mutual Loan), or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

                           (iii) Contributors have complete and unrestricted power to contribute, transfer, assign and deliver to FWRLP and its designee(s) all of the Partnership Interests to be contributed and assigned hereunder which are owned and /or controlled by them, and the Assignment and the Amendment delivered pursuant to this Section 10 are in form legally sufficient to vest in FWRLP and its designee(s) good title to the Partnership Interests described therein; and

                           (iv) To the best of counsel's knowledge,  there is no
                  litigation or investigation pending or threatened against the Partnership, or the Property, or any part thereof, which might result in any material, adverse change pertaining to the Property or the Partnership, or the operations thereof, or which questions the validity of any action taken in, under or in connection with any of the provisions of this Agreement.

                  (d) a schedule from the Contributors updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

                  (e) originally executed Leases and Service Contracts and copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of the Contributors, which obligation shall survive Closing;

                   (f)     [Intentionally Omitted].

                   (g) an original letter executed by the General Partner advising the tenants of the Property of the contribution of the Partnership Interests to FWRLP and directing that rents and other payments thereafter be sent to FWRLP or as FWRLP may direct;

                   (h) possession of the Property from the General Partner in the condition required by this Agreement, and the keys therefore;

          (i) from each Contributor, the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

                   (j) such other items and instruments from the Contributors as shall be required by the Title Company in connection with the issuance of its title insurance policy to FWRLP pursuant to Section 9(a)(iii) (including customary owner's affidavit and non-imputation affidavit);

                  (k) any and all documents from the Contributors necessary to release the Deposit from escrow with the Title Company and to have said Deposit returned to FWRLP;

          (l) any other documents required by this Agreement to be delivered by Contributors; and

                  (m) an amendment to the Partnership Agreement of FWRLP, in a form reasonably acceptable to FWRLP and Contributors, admitting the Contributors who receive Units as limited partners of FWRLP and issuing such Units as computed in accordance with Exhibit Q hereto.

         11. FWRLP's Performance. At the Closing, simultaneously with the deliveries of Contributors pursuant to the provisions of Section 10 above, FWRLP shall issue to Contributors the Units in the manner specified in Section 2 and FWRLP and REIT shall execute and deliver those documents and take such other actions required to be taken by FWRLP and REIT at Closing as required under this Agreement, whereupon the Deposit, and any interest accrued thereon, shall be returned to FWRLP by the Title Company.

         12. Settlement Charges; Prorations and Adjustments. FWRLP shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction, if any, shall be borne by FWRLP; provided, however, that the number of Units issued to Contributors at the Closing under Section 2(a) hereof shall be reduced by an amount equal to one-half (1/2) of the real estate transfer and recording fees and taxes payable by FWRLP divided by the Unit Price. Although Contributors and FWRLP believe that no real estate transfer or recording taxes will be due in connection with the transactions contemplated hereby, if it is finally determined that such taxes are due and payable in connection herewith, then Contributors shall either (at FWRLP's election) (i) reimburse to FWRLP one-half (1/2) of such sum paid by FWRLP, or (ii) return/relinquish to FWRLP the number of Units equal to one-half (1/2) of the taxes paid by FWRLP divided by the Unit Price, which obligations shall survive Closing without limitation. FWRLP and Contributors shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date, as if the transaction contemplated by this Agreement was a sale of the Property by the Partnership to
FWRLP:

                  (a) Taxes. Real estate and personal property taxes shall be apportioned (based on the fiscal periods for which such taxes are assessed) as of the Closing Date.

                  (b) Assessments. All special assessments and other similar charges which have become a lien upon the Property or any part thereof on or before the Closing Date and are due and payable through the Closing Date, shall be paid in full by the Partnership or the Contributors on or prior to the Closing. However, to the extent the foregoing can be adjusted as of Closing, they shall, together with all other special assessments or similar charges, be adjusted as of the Closing Date.

                  (c) Rent. Rent for the month of , and any month after, Closing collected by the Partnership prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the payment of current rent then due;
(b) second, to delinquent rent for any period after the Closing Date; and (c) third to delinquent rent for any period prior to the Closing Date. FWRLP shall and does hereby assign to Contributors the right to collect arrearages in rents due from tenants as of the Closing Date, and FWRLP shall have no obligation to collect same. If rents or any portion thereof received by Contributors or FWRLP after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

          If any tenants are required to pay percentage rents, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by FWRLP after the Closing which are attributable in whole or in part to any period prior to the Closing, then FWRLP shall promptly pay to Contributors their proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, and deliver to Contributors a statement therefor, if and when the tenant paying the same has made all payments of rents and Additional Rent then due to FWRLP pursuant to the tenant's Lease, which obligation shall survive the Closing without limitation. Upon written request of Contributors (but only until the time of the first reconciliation), FWRLP shall provide Contributors with the then current periodic report of the status of collection of such Additional Rents from such tenants. All allocations of proportionate shares shall be based on the number of days involved in any adjustment period.

                  (d) Distributions. The quarterly distributions payable to Contributors on the Common Units for the first record date after any issuance to Contributors shall be pro rated based upon the number of days within the quarter occurring after such issuance to Contributors .

                  (e) Debt Service on the Provident Mutual Loan. The amount of interest payable under the Provident Mutual Loan shall be apportioned as of the Closing Date.

                   (f) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by FWRLP, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. To the extent that water consumption or other utility charges may constitute a lien against the Property, Contributors agree that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to FWRLP. The Contributors shall use their reasonable efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

                  (g) Immediately prior to the Closing, Contributors shall have the right to cause the Partnership to withdraw from the Partnership's bank account(s) and distribute to the Contributors an amount equal to all cash within such bank account(s) as of 11:59 p.m. on the day immediately preceding the Closing Date.

         13. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until the Closing shall be borne by the Contributors. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Two Hundred Thousand Dollars ($200,000.00) or more based on the good faith estimate of an independent contractor selected by the General Partner and reasonably approved by FWRLP, or
(iii) if the Property is damaged by an uninsured risk, or (iv) if the Property becomes subject to litigation which may deprive FWRLP of any material benefit to which it would become entitled pursuant to this Agreement, then FWRLP shall have the right, upon notice in writing to the Contributors delivered within thirty
(30) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the Deposit shall be refunded to FWRLP. If FWRLP does not elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by FWRLP, FWRLP shall be entitled to an assignment of all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be (i.e., such proceeds shall remain in the Partnership for the benefit of FWRLP), and Contributors shall have no obligation to repair or restore the Property; provided, however, that the Unit portion of the Consideration shall be reduced (based on the Unit

Price per Unit) by an amount equal to the sum of (a) the "deductible" applied by the Partnership's insurance policy, or (c) if the Partnership is self-insured, the cost of repairing such damage. FWRLP shall have the right to participate in the negotiation and settlement of any casualty or condemnation-related claim if FWRLP does not elect to terminate this Agreement.

         14.      Inspection of Property.

                  (a) FWRLP's Right of Inspection. Subject to the rights of tenants under the Leases, FWRLP shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or FWRLP's intended acquisition thereof which FWRLP deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to the General Partner. FWRLP shall further have complete access to all documentation, agreements and other information in the possession of Contributors related to the ownership, use and operation of the Property, to the extent it is readily available to Contributors, and shall have the right to make copies of same. FWRLP shall not have the right during the Feasibility Period to contact tenants without the prior consent of the General Partner. FWRLP agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Contributors and hold Contributors harmless against any personal injury or property damage suffered upon the Property as a result of such inspections.

                  (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, FWRLP may cause at FWRLP's sole cost and expense, such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as FWRLP shall elect, subject to the rights of tenants under the Leases. FWRLP agrees to use all reasonable efforts to minimize disruption to business operations within the Property during the course of any entries thereon. In the event that any of the tests, investigations, market studies and other studies indicate, in FWRLP's sole and absolute discretion, that FWRLP's plans for the Property would not be feasible for any reason or no reason, then FWRLP shall have the right, at its sole election on or before the date which is thirty (30) business days after the Acceptance Date (such period herein referred to as the "Feasibility Period"), to terminate this Agreement by giving written notice thereof to the General Partner in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to each other.

                  (c) Audit. The Contributors hereby agree to allow books and records related to each Property to be audited (at FWRLP's sole expense) by an independent, certified public accounting firm selected by FWRLP, and the Contributors will cooperate and cause its employees and other agents to cooperate in such auditing process. FWRLP shall provide the General Partner with prior notice of such audit.

         15.      Indemnifications.

                  (a) Indemnification by Contributors. Each Contributor for such Contributor only, and for no other Contributor, hereby indemnifies and agrees to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may be asserted against or suffered by any indemnitee, the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from any breach of any representation, warranty, covenant or agreement on the part of such Contributor set forth in
Section 5 herein or in any instrument or document related thereto delivered pursuant to this Agreement. The obligations set forth in this Section 15(a) shall survive Closing without limitation.

                  (b) Indemnification by the Contributors. Except for the indemnifications set forth in Section 15(a) above, the Contributors, jointly and severally, hereby indemnify and agree to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by, any indemnitee the Partnership or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (i) any breach of any representation, warranty, covenant or agreement on the part of the Contributors made herein or in any instrument or document delivered by the Contributors pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing prior to the Closing Date, regardless of when asserted, and relating to the Partnership or the Property, or its operations. Claims within the scope of the indemnity set forth in clause (ii) shall include, without limitation, any and all liabilities for federal and state income and other taxes due and payable with respect to any period (or portion thereof) prior to the Closing Date. The foregoing obligations set forth in this Section 15(b) shall survive Closing without limitation.

                  (c) Indemnification by FWRLP. FWRLP hereby indemnifies and agrees to defend and hold harmless Contributors and their respective, heirs, personal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Contributors as a result of, on account of or arising from (i) any breach of any representation, warranty, covenant or agreement on the part of FWRLP or the REIT made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Partnership or the Property or its operations. The foregoing obligations set forth in this Section 15(c) shall survive Closing without time limitation.

         16. Brokerage Commission. Contributors and FWRLP represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction. Contributors and FWRLP hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.

         17.      Default Provisions; Remedies.

                  (a) FWRLP's Default. If FWRLP fails to consummate the Contribution contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Contributors as full and complete liquidated damages, and as the exclusive and sole right and remedy of Contributors, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

                  (b) Contributors' Default. Except for any breaches waived in writing by FWRLP, if Contributors have breached any of their covenants or obligations under this Agreement or have failed, refused or are unable to consummate the Contribution contemplated herein by the Closing Date or if any of the representations and warranties made by Contributors under this Agreement shall be inaccurate or incorrect in any material respect, then FWRLP shall be entitled, as FWRLP's sole and exclusive right and remedy, to (i) waive such breach, default or failure and proceed to Closing without abatement of consideration under Section 2(a), (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Contributors to remedy such breach, default or failure (not to exceed thirty (30) days), (iii) terminate this Agreement and obtain the return of the Deposit, and/or (iv) pursue such remedies as may be available at law or in equity, including without limitation an action for damages and/or specific performance. In the event that FWRLP elects to pursue damages and/or specific performance and FWRLP prevails in such litigation, in addition to any damages or other relief awarded to FWRLP, Contributors shall be obligated to pay all reasonable legal fees, costs and expenses incurred by FWRLP.

                  (c) Default After Closing. The provisions of Sections 17(a) and (b) above shall not be applicable to any breach or default by a party occurring or first becoming actually known to the other party after Closing, and, as to any said breach or default, the non-defaulting party may exercise any and all remedies available at law or in equity, subject, however, to any applicable limitations on survival expressly provided for in this Agreement.

         18. Registration Rights. The REIT hereby agrees to use its best efforts to file a registration statement within thirteen (13) months after Closing to register the issuance and resale, if required, of REIT Common Stock which may be issued to

Contributors in exchange for its Units, to use its best efforts to cause such registration statement to become effective and to keep such registration continuously effective (subject to certain exceptions) for a period for four (4) years thereafter; provided, however, that the REIT shall be permitted to postpone such filing or suspend the effectiveness of such shelf registration statement for such periods as the REIT reasonably determines are necessary and advisable in the best interest of the REIT or which are necessary to comply with securities law requirements (including suspending sales under the shelf registration statement for such periods as the managing underwriter in an underwritten offering deems necessary). The obligations of the REIT under this
Section 18 shall survive Closing.

         19.      Miscellaneous Provisions.

                  (a) Completeness and Modification. This Agreement (together with Exhibits A to Q attached hereto) represents the complete understanding between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

                  (c) Assignment. This Agreement shall not be assignable by FWRLP without the consent of Contributor, provided that, notwithstanding anything to the contrary contained in this Agreement, FWRLP shall be entitled to transfer or, at Closing, cause the Partnership to issue a 1% limited partnership interest in the Partnership to the REIT or to an entity controlled by, controlling or under common control with the FWRLP, as long as the Units are issued to Contributors as required herein. This Agreement shall not be assignable by Contributors.

          (d) Waiver; Modification. Failure by FWRLP or Contributors to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Maryland.

                  (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (g) Continuing Documentation and Access. From and after Closing, the Contributors shall afford FWRLP reasonable access to any and all information in their possession concerning the ownership, use and operation of the Property

(including the right to copy same at the expense of FWRLP) for purposes of any tax examination or audit or other similar purpose.

                  (h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (i) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

                           (i)      if to FWRLP:

                                    First Washington Realty Limited Partnership
                                    4350 East-West Highway, Suite 400
                                    Bethesda, Maryland 20814
                                    Attn: William J. Wolfe
                                    Jeffrey S. Distenfeld, Esq.
                                    Telecopy: (301) 907-4911

                          (ii)      if to Contributors or the General Partner:

                                    100 West Road, Suite 505
                                    Towson, Maryland  21204
                                    Attn:   Thomas C. Martel
                                    Telecopy:  (410) 321-0129

                                    with a copy to:

                                    James D. Wright, Esquire
                                    Venable, Baetjer and Howard, LLP
                                    1800 Mercantile Bank & Trust Building
                                    Two Hopkins Plaza
                                    Baltimore, Maryland  21201
                                    Telecopy: (410) 244-7742

                  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Section 19(i).

          (j) All Warranties Joint and Several. Except as expressly provided otherwise in this Agreement, each and every warranty, covenant, undertaking and agreement of the Contributors hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity collectively comprising the Contributors.

                  (k) Further Assurances. Contributors and FWRLP agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement.

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

         20.      Post-Closing Agreements of FWRLP.

                  (a) No Transfer Period. Until the expiration of the period (the "No Transfer Period") ending on the earlier of (I) such time as all of the Contributors have redeemed all of the FWRLP Units received by the Contributors hereunder for cash or for shares of REIT common stock or (II) six (6) years from the Closing Date, neither FWRLP nor REIT shall allow the sale or transfer of either the Property or substantially all of the interests in the Partnership, except for (i) transfers that are fully tax-free to partnerships in which FWRLP has an interest, (ii) exchanges that are fully tax-free pursuant to Section 1031 of the Code, (iii) involuntary transfers which shall include, without limitation, a foreclosure, a deed-in-lieu of a foreclosure, a condemnation or a liquidation of FWRLP or REIT, provided that in the event of a material condemnation, FWRLP shall use reasonable efforts to reinvest the net condemnation proceeds in accordance with Section 1033 of the Code and hold the same until the expiration of the No Transfer Period, and (iv) a sale of all or substantially all of FWRLP's assets or a merger or consolidation of FWRLP.

                  (b) Refinance. Until the expiration of the No Transfer Period, neither FWRLP nor REIT shall allow the Partnership to refinance the Loan for an amount less than the outstanding principal balance of the Loan as of Closing (as reduced thereafter by regularly scheduled amortization payments) (the "Minimum Loan Amount") or to make any payment of principal under the Loan, except as part of regularly scheduled amortization payments or as otherwise required by the holder of the Loan or replacement loan under the applicable loan documents, or to change the terms of the Loan or replacement loan in a manner that would change the Minimum Loan Amount from nonrecourse to recourse within the meaning of Section 752 of the Code and the regulations promulgated thereunder.

                  (c) Section 704(c) Method. FWRLP shall elect the "traditional method" as described in Treasury Regulation Section 1.704-3(b) with respect to allocations required by Code Section 704(c) relating to the interests in the Partnership contributed by the Contributors and the assets of the Partnership.

                  (d) Allocation of Excess Nonrecourse Liabilities. For the purposes of allocating Contributors' share of the "excess nonrecourse liabilities" (within the meaning of Treasury Regulations Section 1.753(a)(3)) of FWRLP to the Contributors, FWRLP will allocate (i) the lesser of (A) one-half of such excess nonrecourse liabilities or (B) the built-in gain in excess of
Section 704(c) "minimum gain", among its partners based upon each partner's relative share of FWRLP's built-in gain in excess of Section 704(c) "minimum gain", and (ii) the remainder of such excess nonrecourse liabilities will be allocated among the partners based on each partner's relative number of FWRLP Units (taking into account the Contributors' interest in FWRLP). The foregoing method shall not be modified by FWRLP until the expiration of the No Transfer Period, without the consent of materially adversely affected Contributors, if any, is obtained; provided, however, that in the event of a change in the Code, the Treasury Regulations, or published Internal Revenue Service ("IRS") rulings, notices or other administrative guidance, or in any private letter ruling issued to a taxpayer other than FWRLP (any such change, a "Change in Law") such that, in the reasonable opinion of tax counsel to FWRLP, based on such Change in Law, either (i) the foregoing method is no longer legally permissible, (ii) or an alternative method, not previously permitted, which results in more favorable tax consequences to the Contributors is currently permitted, FWRLP shall be entitled, without the consent of the Contributors, to adopt an alternative method, provided further that, in the case of clause (i), FWRLP shall choose the alternative method that minimizes, to the extent reasonably possible, the adverse tax consequences to the Contributors.

                  (e) The provisions of this Section 20 shall survive the Closing without limitation.

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first written above.

                                  FWRLP:

                                  FIRST WASHINGTON REALTY
                                  LIMITED PARTNERSHIP

                                  By:      First Washington Realty Trust, Inc.,
WITNESS:                                   Its general partner


/s/ Henry M. Renaud                        By: /s/ Jeffrey S. Distenfeld
                                               Jeffrey S. Distenfeld
                                               Senior Vice President

                                  Date of execution:  March 11, 1998

WITNESS:                          CONTRIBUTORS:

                                  L&M MONTGOMERY CORPORATION

/s/_____________________            By:      /s/ Thomas C. Martel_____

/s/_____________________            By:      /s/ Thomas C. Martel_____
                                             THOMAS C. MARTEL

/s/________________________         By:      /s/ Robert C. Levin
                                             ROBERT C. LEVIN

/s/________________________         By:      /s/ Maury Levin
                                             MAURY LEVIN

                                    Date of execution:                   , 1998

          First Washington Realty Trust, Inc. joins herein solely for the purpose of making the representations, warranties and covenants contained in Sections 8(a), 8(b), 8(e), 8(f), 8(g), 11 and 18 hereof.

                                    FIRST WASHINGTON REALTY
WITNESS:                            TRUST, INC.


/s/ Henry M. Renaud                 By: /s/ Jeffrey S. Distenfeld
                                        Jeffrey S. Distenfeld
                                        Senior Vice President

                                    Date of execution:   March 11, 1998

                          ACKNOWLEDGE BY TITLE COMPANY


         The undersigned Title Company executes this Contribution Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

WITNESS:                               COMMERCIAL SETTLEMENTS, INC.


                                       By:  /s/ Stuart S. Levin
                                            Stuart S. Levin
                                            Vice President


                                       Date:  March 26, 1998

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                                LIST OF EXHIBITS



EXHIBIT A.     Legal Description of Land             Recitals

EXHIBIT B.     Leases and Rent Schedule              Section 6(d)

EXHIBIT C.     Service Contracts                     Section 6(e)

EXHIBIT D.     Violations                            Section 6(c)

EXHIBIT E.     Insurance List                        Section 6(g)

EXHIBIT F.     Form of Tenant Estoppel               Section 6(i)

EXHIBIT F-1.   Tenant Estoppels                      Section 8(a)(viii)

EXHIBIT G.     Litigation                            Section 6(k)

EXHIBIT H.     Operating Statements and Budget       Section 6(r)

EXHIBIT I.     Personal Property                     Section 6(t)

EXHIBIT J.     Permitted Exceptions                  Section 9(a)(iii)(B)

EXHIBIT K.     Contingent Leasing Commissions        Section 6(u)

EXHIBIT L.     Confidential Information Statement    Section 8(c)

EXHIBIT M.     [Intentionally Omitted]

EXHIBIT N.     Mortgage                              Section 2(c)

EXHIBIT O.     Note                                  Section 2(c)

EXHIBIT P.     Partnership Agreement                 Section 6(a)

EXHIBIT Q.     Allocation of  Consideration          Section 2(a)


  [Contributors and FWRLP to Attach Foregoing at Acceptance of this Agreement]

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